FOR IMMEDIATE RELEASE           FOR INFORMATION CONTACT:
                                Andrew L. Farkas
                                Chairman, President and Chief Executive Officer
                                Insignia Financial Group, Inc.
                                (212) 750-6070
                                HTTP://WWW.INSIGNIAFINANCIAL.COM

                                Andrew Huntley
                                Chairman
                                Richard Ellis Group Limited
                                011-44-171-629-6290
                                WWW.richardellis.co.uk



                       INSIGNIA FINANCIAL GROUP COMPLETES
                       ACQUISITION OF RICHARD ELLIS GROUP

        UK Operations Herald Growth of International Services Capability


     Greenville, SC, February 26, 1998 -- Insignia Financial Group, Inc. (NYSE:IFS) today announced that the Company has completed its previously-announced acquisition of 100% of the stock of Richard Ellis Group Limited, a leading real estate services and investment company in the United Kingdom. Richard Ellis is a cornerstone in Insignia's plan to develop a fully-integrated real estate organization that operates in major markets throughout the world.

     The Richard Ellis acquisition is valued at 50 million pounds ($81.5 million
US), including approximately 15 million pounds ($24 million US) in Insignia common stock and the balance in cash. Approximately 9 million pounds ($14.7 million US) of the purchase price is contingent on the future performance of the Richard Ellis operations.

     Founded in the City of London in 1773, Richard Ellis provides a full complement of real estate services to corporations, investors and property owners throughout the UK. The company has annual revenues of approximately $58 million.

     "Richard Ellis is one of the most firmly established, highly regarded names in international real estate," said Andrew L. Farkas, Chairman, President and Chief Executive Officer of Insignia. "The addition of Richard Ellis to the Insignia family of companies gives us a substantial position in London and major markets throughout the UK, and forms an excellent base from which to continue executing our international strategy."

     Insignia already operates in Italy through its majority ownership of Insignia/CAGISA, a company engaged in the management of 10,000 apartment units in Rome and Milan. The Company is evaluating opportunities in France, Germany and other European countries.

     "For multinational companies, the global economy is having a profound impact on the ways that they manage and utilize their real estate," said Mr. Farkas. "Insignia is one of the first service providers to develop the capacity to serve multinational real estate needs -- across disciplines and property types -- in a seamless and highly effective manner."

     "This puts us in the unique position of offering multinational companies the ability to manage all of their real estate requirements from the comfort and security of their corporate boardrooms."

     Richard Ellis is a strong complement to Insignia's domestic commercial real estate services organization, Insignia/ESG, which holds a commanding market position in New York City and major financial centers throughout the US. Both firms are well-known for their value-added service capabilities, particularly in managing and executing large, multi-faceted transactions. Richard Ellis and Insignia/ESG serve many of the same clients in their respective countries.

     Andrew Huntley, Chairman of Richard Ellis, said: "A major consolidation of property services is now under way and our merger with Insignia puts us at the forefront of this trend. There is considerable synergy between Richard Ellis and Insignia, and we share the same vision of quickly building an European and worldwide business, using Richard Ellis' operation in the UK as the catalyst. The union of our firms creates a major new force in property service, both immediately and well into the next millennium."

     With more than 550 professionals operating in seven offices, Richard Ellis holds a significant leadership position in the UK real estate market. In 1997, the firm completed more than 12.5 million sq. ft. of transactions and sold more than $2.4 billion of major properties. It manages in excess of 20 million sq. ft. of commercial space.

     Insignia Financial Group, Inc. is a fully integrated real estate services company headquartered in Greenville, SC. Insignia is the largest manager of multifamily residential properties in the United States, and is among the leading providers of comprehensive commercial real estate services. The Company, founded in 1990, provides services for approximately 2,700 properties, including 280,000 residential units and approximately 160 million sq. ft. of office, retail and industrial space. Insignia's common stock is traded on the New York Stock Exchange under the symbol "IFS."

     Certain items discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 (the "Reform Act") and as such, may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements, including a change in the climate for acquisitions the Company has been making, a downturn in the projected business of the acquired operation or the Company's other business units. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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